Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-100955 of our report dated July 29, 2004, with respect to the financial statements and schedule of Array BioPharma Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ ERNST & YOUNG LLP

Denver, Colorado

September 12, 2005